UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 18, 2013
TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2013, Tesoro Logistics LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Tesoro Corporation (“Tesoro”), Tesoro Refining & Marketing Company LLC (“TRMC”), Carson Cogeneration Company (“Carson Cogen”), Tesoro Logistics GP, LLC (the “General Partner”) and Tesoro Logistics Operations LLC (the “Operating Company”). Pursuant to the Contribution Agreement, TRMC has agreed to contribute, through the General Partner and the Partnership to the Operating Company, certain assets and properties previously acquired by TRMC, or certain of its subsidiaries, pursuant to the Purchase and Sale Agreement dated August 8, 2012, as amended (the “BP Purchase and Sale Agreement”) by and among TRMC, BP West Coast Products LLC and the other sellers named therein (the “Sellers”), described in further detail below (the “Assets”):

•
a portion of an eight-inch jet fuel pipeline running from TRMC’s Carson refinery to the intersection of Sepulveda Boulevard and Figueroa Street, in the City of Los Angeles, that is owned by Carson Cogen, and which will be distributed to TRMC by Carson Cogen pursuant to the Contribution Agreement before being contributed by TRMC (“Pipeline 88”);

•
all of the membership interests in Tesoro SoCal Pipeline Company LLC, a wholly-owned subsidiary of TRMC (“TSPC”), that owns over 200 miles of crude oil, refined petroleum product and natural gas pipelines running both inbound and outbound from TRMC’s Carson refinery (which includes over 100 miles of active crude oil and refined products pipelines), and related rights-of-way (the “TSPC Assets”);

•
a parcel of land located in Carson, California, consisting of a marketing and storage terminal, a petroleum coke handling and storage facility, and a licensed parking lot (“Carson Products Terminal Complex”);

•	the rights under the BP Purchase and Sale Agreement with respect to the foregoing; and

•	certain related assets used in connection with the foregoing assets.

The contribution pursuant to the Contribution Agreement will be made by TRMC to the General Partner in exchange for additional membership interests in the General Partner and will be made by the General Partner to the Partnership in consideration of the receipt by the General Partner of $650.0 million from the Partnership, comprised of $585.0 million in cash, partly financed with borrowings under the Partnership’s revolving credit facility, and the issuance of equity securities of the Partnership. The equity will be comprised of a sufficient number of general partner units to maintain the General Partner’s 2% general partner interest in the Partnership and the remainder in common units.

In connection with the Contribution Agreement, Carson Cogen, TRMC, the General Partner, the Partnership, the Operating Company and TSPC, as applicable, agree to enter into the following agreements at the closing of the transaction, and for the agreements to which the General Partner and the Partnership are parties, they agree to contribute their interests in such agreements to the Operating Company.

Amendment No. 1 to the Contribution, Conveyance and Assumption Agreement

Amendment No. 1 to the Contribution, Conveyance and Assumption Agreement dated May 17, 2013 (the “Tranche 1 Contribution Agreement Amendment”) among the Operating Company, the Partnership, the General Partner, Tesoro and TRMC will amend the Contribution, Conveyance and Assumption Agreement dated May 17, 2013, by and among the Operating Company, the Partnership, the General Partner, TRMC and Tesoro (the “Tranche 1 Contribution Agreement”), to remove certain sections related to environmental indemnities with respect to the assets contributed pursuant to the Tranche 1 Contribution Agreement, which provisions will then be covered by the Carson Assets Indemnity Agreement, discussed below.

Carson Assets Indemnity Agreement

Pursuant to the Carson Assets Indemnity Agreement among the Operating Company, the Partnership, the General Partner, TRMC and Tesoro (the “Carson Assets indemnity Agreement”), TRMC retains the responsibility for the remediation of known environmental liabilities arising out of the use or operation of (i) the Assets, (ii) Berth 121, Terminal 2 and Terminal 3 (each as defined below) and (iii) the assets acquired by the Operating Company pursuant to the Tranche 1 Contribution Agreement (collectively with the Assets, Berth 121, Terminal 2 and Terminal 3, the “Indemnity Assets”), prior to June 1, 2013, and will agree to indemnify the Operating Company for any losses incurred by the Operating Company arising out of that remediation obligation. Further, TRMC agrees to indemnify the Operating Company for remediation arising out of unknown environmental liabilities, to the extent such liabilities related to the use or operation of the Indemnity Assets prior to June 1, 2013. Any hazardous substances that are first discovered outside of the physical boundaries of the Indemnity Assets after June 1, 2018, and that do not relate to the ownership or operation of Terminal 2, will be presumed to have occurred after June 1, 2013. However, with respect to hazardous substances outside of the physical boundaries of the Indemnity Assets first discovered within ten years after the execution date of the agreement that relate to the ownership or operation of Terminal 2, there is a rebuttable presumption that the hazardous substances were released prior to the execution date of the agreement. In addition to the environmental remediation obligation, TRMC also agrees to indemnify the Operating Company for certain third party environmental claims filed within two years after June 1, 2013. To ensure TRMC’s ability to comply with such indemnification obligations, TRMC agrees to maintain an amount of assets minus liabilities of $250 million and certify that balance to the Operating Company as of each April 30. If TRMC is unable to certify that balance, TRMC is required to provide other methods of surety.

As the Indemnity Assets were acquired by TRMC pursuant to the BP Purchase and Sale Agreement, the Operating Company agrees, with respect to its obligations to TRMC under the Carson Assets Indemnity Agreement, to be bound by TRMC’s covenants in the BP Purchase and Sale Agreement to the extent those covenants relate specifically to the Indemnity Assets (such as access for the Sellers under the BP Purchase and Sale Agreement for actions related to their retained liabilities and cooperation in the context of any potential litigation) and will have the benefits of the Sellers’ representations and warranties, covenants and indemnities that relate specifically to the Indemnity Assets.

In addition to the indemnity related to the remediation obligation discussed above, the Carson Assets Indemnity Agreement provides for procedures by which TRMC and the Operating Company (through or together with TRMC) may make indemnification claims under the BP Purchase and Sale Agreement against the Sellers with respect to breaches of warranties and certain liabilities retained by the Sellers, and how the two parties will share amounts recovered for those indemnification claims.

The Carson Assets Indemnity Agreement also provides for TRMC to reimburse or indemnify the Operating Company for:

•	certain repair or maintenance expenses for storage tanks and pipelines acquired as part of the Indemnity Assets;

•	for failure of TRMC to transfer good and valid title to the Assets;

•
for losses arising out of events and circumstances related to TRMC’s ownership or operation of the Assets between June 1, 2013, and the closing date of the Contribution Agreement, to the extent such losses are not otherwise covered by the environmental indemnification provisions of the Carson Assets Indemnity Agreement; and

•
for losses related to assets not transferred to the Operating Company, also to the extent such losses are not otherwise covered by the environmental indemnification provisions of the Carson Assets Indemnity Agreement.

Berth 121 Sublease Rights Agreement

Carson Cogen has leasehold interests in a marine terminal at the Port of Long Beach, California (the “Port”), consisting of Berth 121 and various fixtures and improvements located in, on and around Berth 121, including piping, loading arms and sheds (such fixtures and improvements together with the berth itself, “Berth 121”), pursuant to a lease with the City of Long Beach, California (the “Berth 121 Lease”). Berth 121 receives crude oil and other feedstocks from marine vessels for delivery to TRMC’s Carson refinery, and receives refined and intermediate products from TRMC’s Carson refinery for delivery to marine vessels.

Pursuant to the Berth 121 Sublease Rights Agreement between Carson Cogen and TRMC, upon receiving the consent of the Port, Carson Cogen will sublease its interest in the Berth 121 Lease to TRMC, or its designee. Upon the effectiveness of the sublease of the Berth 121 Lease, TRMC will enter into a right of entry agreement with its designee, which is expected to be the Operating Company, to give TRMC access to Berth 121 to conduct environmental remediation activities pursuant to the Carson Assets Indemnity Agreement.

The Berth 121 Sublease Rights Agreement also provides that if the Berth 121 Lease expires without the Operating Company, as TRMC’s designee, having obtained a sublease of the lease, and a new lease is not entered into between the City of Long Beach and Carson Cogen, then Carson Cogen shall convey all improvements related to Berth 121 that are owned by TRMC to the Operating Company. However, if the Berth 121 Lease expires without the Operating Company, as TRMC’s designee, having obtained a sublease thereof, but a new lease is entered into between the City of Long Beach and Carson Cogen, Carson Cogen and the Operating Company agree to negotiate in good faith for a new operating agreement on similar terms as the Berth 121 Operating Agreement (discussed below).

Berth 121 Operating Agreement

The Berth 121 Operating Agreement between the Operating Company and Carson Cogen will govern the Operating Company’s operation of Berth 121 on behalf of Carson Cogen until the effectiveness of the sublease of the Berth 121 Lease to TRMC, or its designee, which is expected to be the Operating Company. The General Partner, on behalf of the Operating Company, will provide necessary personnel, equipment and other services for the operation, management and maintenance of Berth 121. The Operating Company is compensated for these services from the fees it receives pursuant to the Long Beach Berth Throughput Agreement (discussed below). The Berth 121 Operating Agreement terminates if the Berth 121 Lease is terminated, cancelled or expires for any reason. The agreement also terminates if the Operating Company has rescinded the contribution of Berth 121 pursuant to the Contribution Agreement.

Terminal 2 Sublease Rights Agreement

TRMC owns portions of a marine terminal at the Port, consisting of Berth 76 and fifty percent of Berth 77, certain tank farms related thereto and various fixtures and improvements located in, on and around such berths, including piping, loading arms and sheds (such fixtures and improvements collectively with the tank farms and the berths themselves, the “Owned Portion of Terminal 2”). TRMC has leasehold interests in the remaining portion of the same marine terminal, consisting of Berth 78 and the remaining fifty-percent of Berth 77, certain tank farms related thereto and various fixtures and improvements located in, on and around such berths, including piping, loading arms and sheds (such fixtures and improvements collectively with the tank farms and the berths themselves, the “Leased Portion of Terminal 2,” and together with the Owned Portion of Terminal 2, “Terminal 2”), pursuant to a lease with the City of Long Beach, California (the “Terminal 2 Lease”). Terminal 2 receives crude oil and other feedstocks from marine vessels for delivery to TRMC’s Carson refinery, and receives refined and intermediate products from TRMC’s Carson refinery for delivery to marine vessels.

Pursuant to the Terminal 2 Sublease Rights Agreement among TRMC, the General Partner, the Partnership and the Operating Company, upon receiving the consent of the Port to do so, TRMC will sublease its interest in the Terminal 2 Lease to the Operating Company.

Terminals 2 and 3 Ground Lease Rights Agreement

TRMC also owns a group of storage terminals with a combined shell capacity of approximately 336,000 barrels, located across the channel from Terminal 2 at the Port (“Terminal 3”). Pursuant to the Terminals 2 and 3 Ground Lease Rights Agreement among TRMC, the General Partner, the Partnership and the Operating Company, upon the effectiveness of the sublease of the Terminal 2 Lease to the Operating Company, TRMC will enter into a ground lease with the Operating Company with respect to the Owned Portion of Terminal 2 and Terminal 3. TRMC and the Operating Company further agree that upon the effectiveness of the ground lease, the parties will enter into a right of entry agreement to give TRMC access to Terminal 2 and Terminal 3 to conduct environmental remediation activities pursuant to the Carson Assets Indemnity Agreement.

Terminals 2 and 3 Operating Agreement

The Terminals 2 and 3 Operating Agreement among TRMC, the General Partner, the Partnership and the Operating Company will govern the Operating Company’s operation of Terminal 2 and Terminal 3 on behalf of TRMC until the effectiveness of the sublease of the Terminal 2 Lease. The General Partner, on behalf of the Operating Company, will provide necessary personnel, equipment and other services for the operation, management and maintenance of such assets. The Operating Company is compensated for these services from the fees it receives pursuant to the Long Beach Berth Throughput Agreement (discussed below). The Terminals 2 and 3 Operating Agreement terminates if the Terminal 2 Lease is terminated, cancelled or expires for any reason. The agreement also terminates if the Operating Company has rescinded the contribution of Terminal 2 and Terminal 3 pursuant to the Contribution Agreement.

Amended and Restated Long Beach Berth Access Use and Throughput Agreement

The Amended and Restated Berth Access Use and Throughput Agreement among TRMC, the General Partner, the Partnership and the Operating Company (the “BAUTA”), amends and restates the Berth Access Use and Throughput Agreement dated September 14, 2012, by and among the same parties. Under the BAUTA, the Operating Company will provide TRMC’s marine vessels and personnel access to and use of Berths 121, 76, 77, 78, 84A and 86, all located at the Port (Berths 84A and 86 were acquired by the Operating Company from TRMC pursuant to a Contribution, Conveyance and Assumption Agreement dated September 14, 2012, by and among Tesoro, TRMC, the General Partner, the Partnership and the Operating Company, and collectively with the other berths will be referred to as the “Berths”), subject to their availability, for TRMC’s receipt and shipment of products to and from marine vessels. The Operating Company is compensated for these services from the fees it receives pursuant to the Long Beach Berth Throughput Agreement (discussed below). The BAUTA becomes effective with respect to Berths 84A and 86 upon the effective date of the sublease by the Operating Company of TRMC’s interest in those assets pursuant to a lease with the City of Long Beach. The BAUTA becomes effective with respect to Berth 121 upon the effective date of the sublease by the Operating Company of the Berth 121 Lease, as TRMC’s designee. The BAUTA becomes effective with respect to Berths 76, 77 and 78 upon the effective date of the sublease by the Operating Company of the Terminal 2 Lease.

The initial term of the BAUTA is ten years from the date the first sublease with respect to any of Berths is effective (the “Effective Date”) and TRMC, at its sole option, may extend the term for two renewal terms of five years each, or, it may modify the term of the BAUTA to a twenty year term by providing notice to the Operating Company no later than the fifth anniversary of the Effective Date.

Long Beach Berth Throughput Agreement

Under the Long Beach Berth Throughput Agreement among TRMC, the General Partner, the Partnership and the Operating Company (the “LBBTA”), during the term of any of the Berth 121 Operating Agreement, the Terminals 2 and 3 Operating Agreement and the BAUTA, TRMC will be obligated to transport an aggregate volume of at least 8,958,500 barrels of crude oil and refined products per month across the Berths at throughput fees per barrel to be set forth on terminal service orders. TRMC is also obligated to pay the Operating Company a minimum monthly fee for the throughput, determined by multiplying the minimum commitment described above by a weighted average throughput fee across the Berths to be set forth on a terminal service order. All fees under the LBBTA that are to be set forth on terminal service orders are indexed for inflation. If TRMC does not transport aggregate volumes equal to the minimum throughput commitment described above during any calendar month, TRMC shall pay the Operating Company a shortfall payment equal to the difference between the minimum fee as determined above and the actual volume received during the month multiplied by the per barrel throughput fee applicable to any berth. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitments during any of the succeeding three months.

Amended and Restated Master Terminalling and Services Agreement - Southern California

The Amended and Restated Master Terminalling Services Agreement - Southern California, among TRMC, the General Partner, the Partnership and the Operating Company (“MTSA”) amends and restates the Master Terminalling Services Agreement - Southern California dated June 1, 2013, by and among the same parties. The initial term of the MTSA will be for ten years, which is, in effect, a one year extension of the term of the original agreement. TRMC has the option to extend the term for up to two renewal terms of five years each. Pursuant to the MTSA, the Operating Company provides TRMC with certain terminalling and ancillary services in return for TRMC’s commitment to throughput or store, as the case may be, a certain amount of petroleum products, ethanol and biofuels, crude oil, Transmix, intermediate products and fuel oil at the Operating Company’s Colton, Hynes, Hathaway, San Diego, Vinvale terminals, all of which were acquired by the Operating Company pursuant to the Tranche 1 Contribution Agreement. The MTSA adds to this list of terminals the Carson Products Terminal, which was acquired by the Operating Company pursuant to the Contribution Agreement. The MTSA also adds the provision of storage services at the Operating Company’s Vinvale terminal, which services were not included in the original agreement. The monthly fees and cost reimbursements payable to the Operating Company for such services are to be set forth on service orders for each terminal to be executed by both the Operating Company and TRMC. If TRMC throughputs aggregate volumes less than its minimum throughput commitment for any month, TRMC shall pay the Operating Company a shortfall payment calculated by a weighted average of all terminalling service fees paid by TRMC during that month multiplied by the amount of the shortfall. Under the MTSA, TRMC shall pay a monthly storage fee throughout the term of the MTSA to reserve, on a firm basis, all of the existing aggregate shell capacity of certain tanks as specified on a terminal service order. All fees under the MTSA that are to be set forth on service orders are indexed for inflation.

During the term of the MTSA, TRMC will have a right of first refusal on any additional throughput or new storage that the Operating Company offers to third parties. Any time after the termination of the MTSA, and provided that the termination was not due to TRMC’s default, TRMC can require the Operating Company to enter into a new terminalling services agreement with TRMC, provided the term of such new agreement shall not extend beyond May 31, 2033. For up to two years after the termination of the MTSA, and provided that the termination was not due to TRMC’s default, TRMC may exercise a right of first refusal on any terminalling services agreement the Operating Company offers to a third party.

Long Beach Storage Services Agreement

The Long Beach Storage Services Agreement among TRMC, the General Partner, the Partnership and the Operating Company (the “LBSSA”) governs the provision of storage services by the Operating Company to TRMC with respect to all tank farms connected to Terminal 2 and Terminal 3 (with a combined shell capacity of approximately 1,995,197 barrels). The initial term of the LBSSA is ten years. TRMC has the option to extend the term for up to two renewal terms of five years each. Under the LBSSA, the Operating Company will provide storage and handling services for crude oil, refinery feedstocks and refined products owned by TRMC and stored in one or more of the Operating Company’s tanks. TRMC shall pay the fees specified in an applicable terminal service order to be executed by the Operating Company and TRMC related to the dedication of such tanks and any ancillary services. All fees under the LBSSA that are to be set forth on terminal service orders are indexed for inflation. For up to two years after the termination of the LBSSA, and provided the termination was not due to TRMC’s default, TRMC may exercise a right of first refusal on any new storage agreement the Operating Company offers to a third party.

Transportation Services Agreement (SoCal Pipelines)

Under the Transportation Services Agreement (SoCal Pipelines) between TSPC and TRMC (the “SoCal TSA”), TSPC, after its contribution to the Operating Company, will provide transportation services with respect to crude oil, refined products and other commodities on 212 miles of TSPC’s Southern California pipeline system (the “SoCal Pipelines”). The initial term of the SoCal TSA is ten years. TRMC has the option to extend the term for up to two renewal terms of five years each. Under the SoCal TSA, TRMC is obligated to throughput an aggregate volume of 6,665,200 barrels of crude oil per month. TRMC is further obligated to throughput 7,254,483 barrels of refined products per month for each month of 2013 and 2014, 8,547,191 barrels of refined products per month for each month of 2015 and 2016 and 8,935,004 barrels of refined products per month for each month of 2017 through the end of the term of the agreement. The per barrel throughput fees for the throughput will be set forth on pipeline service orders. TRMC will also be obligated to pay an excess throughput fee for transportation of crude oil or refined products, as applicable, in excess of certain volumes as set forth on pipeline service orders. All fees under the SoCal TSA that are to be set forth on pipeline service orders are indexed for inflation.

If TRMC does not ship on the SoCal Pipelines aggregate volumes equal to its minimum throughput commitment, either with respect to crude oil or refined products, during any calendar month, TRMC will owe TSPC a shortfall payment based on the throughput fees as set forth and calculated on pipeline service orders. The amount of any shortfall payment paid by TRMC will be credited against any excess throughput fees owed by TRMC, during any of the succeeding three months.

Long Beach Pipeline Throughput Agreement (84/86 Pipelines)

Under the Long Beach Pipeline Throughput Agreement (84/86 Pipelines) between the Operating Company and TRMC (the “LBPTA”) the Operating Company will provide transportation services with respect to crude oil and refined products on pipelines between Berths 84A and 86 at the Port and TRMC’s Los Angeles Refinery (the “84/86 Pipelines”). The LBPTA does not create new rights between the parties, but is a restatement of the commercial terms between the parties with respect to these pipelines that currently exist in the Berth Access Use and Throughput Agreement dated September 14, 2012, among TRMC, the General Partner the Partnership and the Operating Company. These prior provisions will now be contained in the LBPTA, rather than in the amended and restated BAUTA described above.

The initial term of the LBPTA is ten years from the date the BAUTA becomes effective (the “Commencement Date”) and TRMC, at its sole option, may extend the term for two renewal terms of five years each, or, it may modify the term of the LBPTA to a twenty year term by providing notice to the Operating Company no later than the fifth anniversary of the Commencement Date.

Under the LBPTA, TRMC is obligated to throughput (i) an aggregate volume of 912,500 barrels of crude oil and refined products between Berths 84A and 86 and the Los Angeles Refinery from the Commencement Date through December 31, 2014 and (ii) an aggregate volume of 1,520,833 barrels of crude oil and refined products per month between Berths 84A and 86 and TRMC’s Los Angeles Refinery from January 1, 2015 through the termination of the LBPTA. The per barrel fees for such throughput are to be set forth on pipeline service orders, and TRMC will be obligated to pay a minimum pipeline use fee to the Operating Company on a monthly basis, also as set forth on a pipeline service order. All fees under the LBPTA that are to be set forth on pipeline service orders are indexed for inflation.

If TRMC does not transport aggregate volumes equal to the minimum throughput commitment described above during any calendar month, TRMC shall pay the Operating Company a shortfall payment equal to the difference between the minimum throughput commitment described above and the actual volume throughput during the month multiplied by the applicable pipeline use fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitment during any of the succeeding three months.

Carson Coke Handling Services Agreement

The Carson Coke Handling Services Agreement among the Operating Company, the Partnership, the General Partner and TRMC (the “Coke Handling Agreement”) provides for the provision of labor and equipment by the Operating Company required for the operation of and the handling and loading of coke in the Carson Coke Handling Facility, which facility will be acquired by the Operating Company pursuant to the Contribution Agreement, and which facility will be leased to TRMC pursuant to the Coke Handling Facility Lease discussed below. The initial term of the Coke Handling Agreement is ten years. TRMC has the option to extend the term for up to two renewal terms of five years each.

Under the Coke Handling Agreement, the Operating Company agrees to handle for TRMC at least 67,290 metric tons of coke per month. The monthly fees and cost reimbursements payable to the Operating Company for such services are set forth on coke handling orders executed by both the Operating Company and TRMC. All fees under the Coke Handling Agreement that are to be set forth on coke handling service orders are indexed for inflation. If the Operating Company does not handle the minimum coke handling commitment above in any given month, TRMC agrees to pay the Operating Company a shortfall payment equal to the shortfall multiplied by the applicable coke handling fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for coke handling in excess of the Operating Company’s minimum coke handling commitments during any of the succeeding three months.

Amendment No. 2 to the Second Amended and Restated Omnibus Agreement

The Partnership, the General Partner, Tesoro, TRMC, Tesoro Alaska Company (“Tesoro Alaska”) and Tesoro Companies, Inc. (“TCI”) will enter into Amendment No. 2 to the Second Amended and Restated Omnibus Agreement (“Amendment No. 2”) which will amend the calculation of the annual inflation adjustment for certain fees under the Second Amended and Restated Omnibus Agreement dated November 15, 2012, as amended (the “Second Amended and Restated Omnibus Agreement”).

Amended and Restated Schedules to the Second Amended and Restated Omnibus Agreement

The Partnership, the General Partner, Tesoro, TRMC, Tesoro Alaska and TCI will enter into an Amended and Restated Schedules to the Second Amended and Restated Omnibus Agreement (“Amended Omnibus Schedules”) to amend and restate the schedules to the Second Amended and Restated Omnibus Agreement to include the assets subject to the Contribution Agreement and to increase the administrative fee payable by the Partnership to Tesoro under the Second Amended and Restated Omnibus Agreement from $4.0 million to $5.5 million.

Amendment and Restatement of Schedules to the Amended and Restated Operational Services Agreement

Two of the Partnership’s subsidiaries, the Operating Company and Tesoro High Plains Pipeline Company LLC (“THPPC”), will enter into the Amendment and Restatement of Schedules to the Amended and Restated Operational Services Agreement (“Amended Operational Services Schedules”), with the General Partner, Tesoro Alaska, TRMC, and TCI, which will amend and restate the schedules to the Amended and Restated Operational Services Agreement dated April 1, 2012, as amended, to include the assets subject to the Contribution Agreement.

Amended and Restated Representation and Services Agreement for Oil Spill Contingency Planning, Response and Remediation

Four of the Partnership’s subsidiaries - the Operating Company, Tesoro Logistics Pipelines LLC, Tesoro Logistics Northwest Pipeline LLC and THPPC - will enter into an Amended and Restated Representation and Services Agreement for Oil Spill Contingency Planning, Response and Remediation with TRMC, TCI, Tesoro Maritime Company, Carson Cogen, Tesoro Alaska, Kenai Pipeline Company and Tesoro Alaska Pipeline Company, which amends and restates the Representation and Services Agreement for Oil Spill Contingency Planning, Response and Remediation dated as of February 21, 2013, by and among the same parties (other than Carson Cogen), to add Carson Cogen as a party and to clarify certain of the parties’ obligations under the agreement.

Coke Handling Facility Lease

The Operating Company will enter into a Lease Agreement with TRMC with respect to the Carson Coke Handling Facility (the “Coke Handling Facility Lease”). Pursuant to the Coke Handling Facility Lease, TRMC will lease the Coke Handling Facility from the Operating Company for a term of ten years, which TRMC may renew at its option for six renewal terms of ten years each. During the term of the Coke Handling Facility Lease, TRMC shall pay the Operating Company $0.4 million per month as rent. The rent for each renewal term will be increased to the fair market rent determined by the Operating Company and agreed upon by TRMC for the use of and access to the Carson Coke Handling Facility.

Rescission

The Contribution Agreement provides that the Operating Company has the option, but not the obligation, to rescind the contribution contemplated by the Contribution Agreement with respect to Berth 121 either during the term of the Berth 121 Operating Agreement or the term of the sublease of the Berth 121 Lease. During the term of the Berth 121 Operating Agreement, the Operating Company may rescind the contribution of Berth 121 if (i) the City of Long Beach has issued a final determination, after the exhaustion of all possible administrative appeals within the applicable agency, to refuse to sublease the Berth 121 Lease to the Operating Company, as designee of TRMC or to impose conditions upon a sublease of the Berth 121 Lease to the Operating Company, as designee of TRMC, that are unacceptable to the Operating Company and not consistent with the current terms thereof (other than increased rent, in accordance with current standards); (ii) the Berth 121 Lease is terminated, cancelled or expires for any reason; (iii) Carson Cogen amends the terms of the Agreement for Use of Marine Terminal and Pipeline dated August 30, 1978, by and between Carson Cogen and Phillips 66 Company, a Delaware corporation, each as ultimate assignees, that governs the operation of Berth 121, and which will be assigned to the Operating Company in connection with the sublease of the Berth 121 Lease on terms that are unacceptable to the Operating Company, in its reasonable discretion; or (iv) the parties cannot obtain the sublease of the Berth 121 Lease to the Operating Company, as designee of TRMC, as of the fifth anniversary of the closing date of the Contribution Agreement.

During the term of the sublease of the Berth 121 Lease, the Operating Company may rescind the contribution of Berth 121 if either the Berth 121 Lease, or the sublease of the Berth 121 Lease, is terminated, cancelled or expires for any reason, other than due to a default by the Operating Company. Such a default is defined as a default under any of the sublease itself, the BAUTA, the Terminals 2 and 3 Operating Agreement or the sublease of the Terminal 2 Lease.

The Contribution Agreement further provides that the Operating Company has the option, but not the obligation, to rescind the contribution contemplated by the Contribution Agreement with respect to Terminal 2 and Terminal 3 either during the term of the Terminals 2 and 3 Operating Agreement or the term of the sublease of the Terminal 2 Lease. During the term of the Terminals 2 and 3 Operating Agreement, the Operating Company may rescind the contribution of Terminal 2 and Terminal 3 if (i) the City of Long Beach has issued a final determination, after the exhaustion of all possible administrative appeals within the applicable agency, to refuse to sublease the Terminal 2 Lease to the Operating Company or to impose conditions upon a sublease of the Terminal 2 Lease to the Operating Company that are unacceptable to the Operating Company and not consistent with the current terms thereof (other than increased rent, in accordance with current standards); (ii) the Terminal 2 Lease is terminated, cancelled or expires for any reason; or (iii) the parties cannot obtain the sublease of the Terminal 2 Lease to the Operating Company as of the fifth anniversary of the closing date of the Contribution Agreement.

During the term of the sublease of the Terminal 2 Lease, the Operating Company may rescind the contribution of Terminal 2 and Terminal 3 if either the Terminal 2 Lease, or the sublease of the Terminal 2 Lease, is terminated, cancelled or expires for any reason, other than due to a default by the Operating Company. Such a default is defined as a default under any of the sublease itself, the BAUTA, the Berth 121 Operating Agreement or the sublease of the Berth 121 Lease.

If either the contribution of Berth 121 or Terminal 2 and Terminal 3 is rescinded, the cash consideration previously paid for such assets will be reimbursed, (i) less the share of the amount that is attributable to the term before the rescission, amortized on a ten year straight-line basis calculated from the date of the closing of the Contribution Agreement through the date of the occurrence of the rescission and (ii) less any amounts received by the Operating Company from any person or entity as a result of casualty or condemnation of the applicable asset. In the event of a rescission, any commercial agreements entered into between TRMC and the Operating Company with respect to any of Berth 121, Terminal 2 or Terminal 3, as applicable, shall be terminated.

Option to Reconvey Pipeline 88

If at any time within ten years after the effective date of the contribution, TSPC ceases to provide transportation services to TRMC with respect to Pipeline 88 pursuant to the SoCal TSA (described above), the Operating Company may elect to have TRMC repurchase Pipeline 88 at its fair market value.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 18, 2013, the Partnership issued a press release announcing the execution of the Contribution Agreement. A copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Partnership under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Contribution, Conveyance and Assumption Agreement, dated as of November 18, 2013, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Carson Cogeneration Company.

99.1	Press release of the Partnership announcing execution of a Contribution, Conveyance and Assumption Agreement issued on November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: November 18, 2013

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit
2.1
Contribution, Conveyance and Assumption Agreement, dated as of November 18, 2013, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation, Tesoro Refining & Marketing Company LLC and Carson Cogeneration Company.

99.1	Press release of the Partnership announcing execution of a Contribution, Conveyance and Assumption Agreement issued on November 18, 2013.